Exhibit 99.1

CAPITAL MARKETS CONTACT:

Net Element Investor Relations

investors@netelement.com
(786) 923-0502

www.netelement.com

Net Element Reports 2014 Annual Results and Provides Strategic Update

2014 debt reduced from $31 million to $3 million, G&A from $12 million to $7 million, excluding non-cash items

MIAMI – March 31, 2015 – Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a provider of global mobile payment technology solutions and value-added transactional services today reported financial results for the fiscal year ended December 31, 2014.

Key milestones (2014 - 2015 YTD):

•	Improved access to credit to implement strategic initiatives; established $10 million credit facility in the U.S. and enhanced our Russian borrowing capacity. New financing of $10 million triggered conversion of $11 million of debt to equity
•	Advanced service offering expansion by agreeing to acquire mobile payment technology innovator PayOnline
•	Reorganized mobile payments business - positive operating cash flow based on improved management of account receivables and restructure of business operations. Positive working capital allowed self-financing of growing mobile payments business during 2014
•	Migrated to proprietary billing system for mobile business operations
•	In January 2015, our mobile payments business exceeded 1 million recurring mobile subscribers
•	Eliminated $15.9 million of debt obligations in September 2014 through a debt-to-equity swap
•	General & administrative expenses reduced by $5 million including $1 million in salaries and $2 million in professional fees
•	Announced Apple PayTM availability in Company’s U.S. POS terminal network
•	Enhanced board with appointment of financial services veteran William Healy and payments technology industry veteran Drew Freeman

2015 Initiatives:

•	PayOnline closing and integration
•	Mobile payments expansion into Middle East and India
•	Expand Russia service offerings
•	Creation of omni-channel, payments-as-a-service platform that can be profitably adapted to local businesses globally

“Now that we have strengthened our balance sheet by eliminating most of our debt and created a restructured operational foundation, we can advance our plan to grow market share, accelerate sales and expand profitability,” commented Oleg Firer, CEO.

“Our growing traditional and mobile technology base, our strengthened balance sheet and strategic emphasis on Small to Medium Enterprise (SME) are competitive advantages that we expect to capitalize on during 2015.”

2014 Operating Results

In an effort to present a more comparative period on period analysis, we have adjusted net loss to remove the effects of non-recurring expenses from discontinued operations, non-cash share based compensation, goodwill impairment, debt extinguishment and debt restructuring.

The adjusted loss from continuing operations for the year 2014 was $6.9 million, or a loss of $0.19 per share, as compared to an adjusted loss from continuing operations of $19.4 million or a loss of $0.68 per share, for the year ended December 31, 2013. The adjusted loss from 2014 primarily related to general and administrative expenses (primarily salaries and professional fees) of $7.1 million, interest expense of $3.7 million and depreciation and amortization of $2.4 million. This was offset by a recovery of bad debts of $1.2 million (net) resulting primarily from the recovery of Russian receivables and advances previously reserved in 2013.

Net revenues for the year 2014 were $21.2 million, as compared to $18.7 for the year 2013. The increase in net revenues is substantially due to an increase of $4.6 million in transaction processing revenues offset by $2.1 million of reduced Russian mobile payment processing revenues as we restructured our Russian business with new management and its own proprietary billing system starting late 2013 and concluding in April 2014. Russian mobile payment revenues were $1.8 million for the year 2014 compared to $3.9 million for the year 2013. The transaction processing services business was acquired in April 2013 and the operating results for 2013 reflect 8.5 months of transaction processing services activity.

Our gross margin for the year 2014 was $5.3 million versus $5.4 million for the year 2013. While the dollar value of gross margin remained consistent year over year, the mix of business was different. For 2014 our transaction processing gross margin was $0.7 million higher than in 2013 and the mobile payments gross margin decreased by $0.8 million between 2013 and 2014. The change in margin mix reduced our overall gross margin from 29% of revenues to 25% of revenues as detailed below. The mobile payments gross margin for 2014 and 2013 was affected by penalties assessed in 2013 and successfully abated during 2014. Excluding $0.2 million in penalties, gross margin for mobile payments was 92% in 2014 and 73% in 2013. Mobile payment margins were higher in 2014 (as adjusted) due to changes in our pricing and business operations.

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	Twelve		Twelve
	Months Ended		Months Ended		Increase /
Source of Revenues	December 31, 2014	Mix	December 31, 2013	Mix	(Decrease)

Transaction Processing Services	$19,373,877	91%	$14,801,383	79%	$4,572,494
Mobile Payments	1,820,584	9%	3,948,087	21%	(2,127,503)
Total	$21,194,461	100%	$18,749,470	100%	$2,444,991

Cost of Revenues

Transaction Processing Services	$15,925,924	82%	$12,094,998	82%	$3,830,926
Mobile Payments	(42,243)	-2%	1,279,671	32%	(1,321,914)
Total	$15,883,681	75%	$13,374,669	71%	$2,509,012

Gross Margin

Transaction Processing Services	$3,447,953	18%	$2,706,385	18%	$741,568
Mobile Payments	1,862,827	102%	2,668,416	68%	(805,589)
Total	$5,310,780	25%	$5,374,801	29%	$(64,021)

General and administrative expenses, excluding non-cash compensation expense, were $7.1 million for 2014 as compared to $11.6 million for 2013. This was primarily due to reductions of $1.1 million in salaries and benefits; $1.7 million in professional fees; $0.6 million in transaction gains and losses and $0.4 in other general and administrative expenses. The reduction in salaries and benefits is due to net headcount reductions; professional fees are lower due to higher legal fees from our reorganization in 2013 after the Company’s merger transaction with Unified Payments.

Net Element’s recovery from loan loss provision was $1.2 million for 2014 as compared to an expense provision of $7.6 million of expense for 2013, representing a decrease of $8.8 million year over year. The Company recorded a net recovery in provision for loan losses for 2014 which consisted of a favorable adjustment to the bad debt allowance of $1.6 million that was associated with Russian operations, offset by loss provision for net ACH rejects of $0.4 million in U.S. credit card processing business. We reported a $7.6 million loss provision for 2013 primarily due to receivables and advances from Russian aggregators that were deemed uncollectible.

Cash provided by operating activities of continuing operations was $2.3 million for 2014 compared to cash used in operating activities of $9.8 million for 2013. Positive operating cash flow for 2014 was primarily due to the $7.9 million reduction of accounts receivable and aggregator advances offset primarily by $1.3 million of increases in accounts payable and accrued expenses.

Cash used in investing activities for 2014 was $1.8 million primarily due to $1.0 million used to purchase merchant portfolios and the write off of $0.8 million in fixed assets resulting primarily from closure of our Ukraine development office. For 2013, $4.1 million of cash was provided by investing activities primarily resulting from $4.9 million in collections of notes receivable offset by approximately ($0.8) of acquisition related costs.

Total liabilities were $8.8 million at December 31, 2014 compared to $37.9 million at December 31, 2013. The Company’s total debt was $3.3 million at December 31, 2014 versus total debt and related party payables of $31.0 million at December 31, 2013, representing a reduction of $27.7 million. Net Element has significantly reduced its debt and related interest expense. On September 15, 2014, the Company completed a debt exchange program which eliminated $15.9 million in debt obligations. Pursuant to the terms of our convertible debt agreement, we converted $11.2 million of debt to equity upon obtaining a new $10 million credit facility. Additionally, Net Element’s factoring lines were $0 at December 31, 2014 as compared to $8.5 million at December 31, 2013. We were able to successfully finance our Russian mobile payment business with operating cash flow generated internally. Our factoring facilities allow TOT Money to assign to the bank certain (but not all) of its accounts receivable suitable to the lender(s) under such facilities as security for financing.  Accordingly, the amounts of our draws under such facilities from time to time will depend on the amounts of the accounts receivable suitable for such assignment as of the time we choose to draw under such facility.  We have not drawn any funds under such credit facilities during 2014.

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Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United Stated generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted loss on a continuing operations basis and adjusted gross margin excluding penalties. Adjusted loss on a continuing operations basis is calculated as loss from continuing operations excluding discontinued operations, non-cash share based compensation, goodwill impairment, debt extinguishment and debt restructuring costs. Net Element discloses this amount on an aggregate and per share basis. Additionally, the Company is disclosing its mobile payments gross margin adjusted for penalties charged and recovered to analyze the trend of gross margin without penalties. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period to period earnings and gross margin.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the twelve months ended December 31, 2014 and 2013 is presented in the following Non-GAAP Financial Measures Table.

Non-GAAP Financial Measures

	GAAP	Share-based Compensation	Goodwill Impairment	Intangible Asset Impairment	Debt Extingushment and Debt Restructure	Adjusted Non-GAAP
Twelve Months Ended December 31, 2014
Loss from continvuing operations	$(10,214,766)	$4,267,334	$-	$-	$(980,939)	$(6,928,371)
Basic and diluted earnings per share from continuing operations	$(0.27)	$0.11	$-	$-	$(0.03)	$(0.19)
Basic and diluted shares used in computing earnings per share from continuing operations	37,255,052					37,255,052

	GAAP	Share-based Compensation	Goodwill Impairment	Intangible Asset Impairment	Debt Extingushment and Debt Restructure	Adjusted Non-GAAP
Twelve Months Ended December 31, 2013
Loss from continuing operations	$(48,009,020)	$16,549,820	$11,200,000	$872,354	$-	$(19,386,846)
Basic and diluted earnings per share from continuing operations	$(1.69)	$0.58	$0.39	$0.03	$-	$(0.68)
Basic and diluted shares used in computing earnings per share from continuing operations	28,470,169					28,470,169

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, whether the Company’s access to credit will result in the ability to implement its strategic initiatives, whether the PayOnline transaction will be consummated and if so, will result in an advanced service offering, whether the Company’s Board has in fact been improved by the appointment of the 2 new Directors, whether any of the referenced 2015 initiatives will materialize, whether the Company’s plan to grow market share, accelerate sales and expand profitability will materialize, whether the growth in user base and the strategic emphasis on Small to Medium Enterprise (SME) result in competitive advantages for the Company that can be capitalized on, whether the financial reporting and adjustments calculated to present a more comparative period on period analysis achieve the stated objective, whether the application by the Company of non-GAAP financial measures is appropriate to enhance the understanding of its historical performance, whether Net Element can secure any additional financing, and if such additional financing will be adequate to meet the Company's objectives. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element 's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element 's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element 's ability to successfully expand in existing markets and enter new markets; (iv) Net Element 's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element 's business; (viii) changes in government licensing and regulation that may adversely affect Net Element 's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element 's business; (x) Net Element 's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Source: Net Element

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NET ELEMENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$503,343	$126,319
Accounts receivable, net	3,417,173	10,619,289
Advances to aggregators, net	18,455	1,109,538
Prepaid expenses and other assets	944,243	834,025
Total current assets	4,883,214	12,689,171
Fixed assets, net	70,918	137,267
Intangible assets, net	2,492,050	2,964,424
Goodwill	6,671,750	6,671,750
Other long term assets	204,737	-
Investment in affiliate	-	46,113
Total assets	$14,322,669	$22,508,725

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,698,257	$3,190,215
Deferred revenue	472,482	239,398
Accrued expenses	2,351,885	3,484,963
Short term loans	-	8,478,810
Notes payable (current portion)	98,493	3,816,093
Due to related parties	-	1,451,357
Total current liabilities	5,621,117	20,660,836
Note payable (non-current portion)	3,216,507	17,255,531
Total liabilities	8,837,624	37,916,367

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock ($.01 par value, 1,000,000 shares
authorized and no shares issued and outstanding)	-	-
Common stock ($.0001 par value, 200,000,000 shares
authorized and 45,881,523 and 32,273,298 shares issued and outstanding at December 31, 2014 and 2013, respectively)	4,589	3,229
Paid in capital	136,689,629	103,486,144
Stock subscription receivable	(1,111,130)	329,406
Accumulated other comprehensive loss	(1,251,461)	(170,550)
Accumulated deficit	(129,116,344)	(118,930,828)
Noncontrolling interest	269,762	(125,043)
Total stockholders' equity (deficit)	5,485,045	(15,407,642)
Total liabilities and stockholders' equity (deficit)	$14,322,669	$22,508,725

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NET ELEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Twelve months ended December 31,
	2014	2013

Net revenues	$21,194,461	$18,749,470

Costs and expenses:
Cost of revenues	15,883,681	13,374,669
General and administrative (includes $4,267,334 and $16,549,820 of share based
compensation for the twelve months ended December 31, 2014 and 2013 respectively)	11,353,244	28,166,387
(Recovery of) provision for loan losses	(1,153,147)	7,640,008
Goodwill impairment charge	-	11,200,000
Intangible assets impairment charge	-	872,354
Depreciation and amortization	2,358,136	2,242,504
Total costs and operating expenses	28,441,914	63,495,922
Loss from operations	(7,247,453)	(44,746,452)
Interest expense, net	(3,705,694)	(2,979,102)
Gain on change in fair value and settlement of beneficial conversion derivative	5,569,158	-
Loss on debt extinguishment	(6,184,219)	-
Gain on debt restructure	1,596,000	-
Loss from asset disposal	(87,151)	-
Other expense	(155,407)	(160,182)
Loss from continuing operations before income taxes	(10,214,766)	(47,885,736)
Income taxes	-	(213,284)
Loss from continuing operations	(10,214,766)	(48,099,020)
Net loss attributable to the noncontrolling interest	29,250	1,129,319
Net loss from continuing operations attributable to Net Element, Inc.	(10,185,516)	(46,969,701)
Discontinued operations:
Loss from operations of discontinued entities	-	(1,018,003)
Loss on disposition of assets pertaining to discontinued operations	-	(321,643)
Net loss	(10,185,516)	(48,309,347)
Foreign currency translation	(1,080,911)	(449,115)
Comprehensive loss	$(11,266,427)	$(48,758,462)

Loss per share - basic and diluted	$(0.27)	$(1.65)
Loss per share - basic and diluted discontinued operations	-	(0.05)
Total loss per share	$(0.27)	$(1.70)

Weighted average number of common shares outstanding - basic and diluted	37,255,052	28,470,169

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NET ELEMENT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Paid in	Stock	Comprehensive	Non-controlling	Accumulated	Equity (Deficiency)
	Shares	Amount	Capital	Subscription	Income	interest	Deficit	in Assets
Balance December 31, 2012 (Restated)	28,303,659	$2,830	$87,452,060	$-	$278,565	$(103,437)	$(70,621,481)	$17,008,537
Non cash compensation related to TOT Group stock exchange	2,812,771	281	12,197,823	-	-	1,107,713	-	13,305,817
Non cash compensation- other	1,265,109	129	3,243,874	-	-	-	-	3,244,003
Cash paid for repurchase of common shares	(175,953)	(17)	(482,400)	-	-	-	-	(482,417)
Note Payable and other assumed by T1T Lab, net of contributions payable	-	-	685,449	-	-	-	-	685,449
Shares issued pursuant to purchase agreement	67,712	6	389,338	-	-	-	-	389,344
Unissued shares pursuant to purchase agreement	-	-	-	329,406	-	-	-	329,406
Foreign currency exchange	-	-	-	-	(449,115)	-	-	(449,115)
Net loss	-	-	-	-	-	(1,129,319)	(48,309,347)	(49,438,666)
Balance Dec 31, 2013	32,273,298	$3,229	$103,486,144	$329,406	$(170,550)	$(125,043)	$(118,930,828)	$(15,407,642)

Share based compensation	1,755,749	176	3,677,937	-	-	-	-	3,678,113
Shares issued and issuable for acquisitions	57,288	6	329,400	(329,406)	-	-	-	-
Shares issued to acquire non-controlling interest	323,085	32	617,060	-	-	424,055	-	1,041,147
Shares issued in connection with debt conversion	5,569,158	556	10,636,537	(1,111,130)	-	-	-	9,525,963
Shares issued in connection with debt restructuring	100,000	10	203,990	-	-	-	-	204,000
Shares issued in connection with note conversion	5,802,945	580	16,711,901	-	-	-	-	16,712,481
Extinguishment of T1T obligation	-	-	1,086,968	-	-	-	-	1,086,968
NASDAQ share registration fees	-	-	(60,308)	-	-	-	-	(60,308)
Net loss	-	-	-	-	-	(29,250)	(10,185,516)	(10,214,766)
Comprehensive loss - foreign currency translation	-	-	-	-	(1,080,911)	-	-	(1,080,911)

Balance Dec 31, 2014	45,881,523	$4,589	$136,689,629	$(1,111,130)	$(1,251,461)	$269,762	$(129,116,344)	$5,485,045

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NET ELEMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(10,185,516)	$(48,309,347)
Loss from discontinued operations	-	321,643
Adjustments to reconcile net loss to net cash used in operating activities:
Non controlling interest	394,286	(1,129,319)
Non cash compensation	4,267,334	16,549,820
Deferred revenue	233,084	-
Note receivable (current portion)	-	-
Depreciation and amortization	2,358,136	2,242,504
Impairment of Goodwill	-	11,200,000
Intangible assets impairment	-	872,354
Amortization of debt discount	1,644,626	-
(Recovery of ) provision for loan losses	(1,649,858)	7,640,008
Loss on disposal of fixed assets	16,137	-
Gain on disposal of derivative	(5,569,158)	-
Loss on debt extinguishment	6,184,219	-
Gain on MBF debt restructure	(1,596,000)	-
Changes in assets and liabilities, net of acquisitions and the effect of consolidation of equity affiliates
Account receivable	6,974,701	(562,294)
Advances to aggregators	934,816	(3,267,679)
Prepaid expenses and other assets	(445,555)	1,952,570
Accounts payable	(338,618)	2,268,233
Accrued expenses	(968,609)	429,556
Adjustments for operating activities of continuing operations	12,439,541	38,195,753
Adjustments for operating activities of discontinued operations	-	(1,018,003)

Net cash provided by (used in) operating activities	2,254,025	(10,809,954)

Cash flows from investing activities- net of acquisitions:
Purchase of portfolio and client acquisition costs	(1,039,752)	-
Note receivable	(2,650)	4,920,510
Acquisition of intangible assets	-	(380,025)
Acquisition of Aptito	-	(458,747)
Investment in subsidiary	-	(46,113)
(Purchase) disposal of fixed and other assets	(750,936)	67,266
Net cash (used in) provided by investing activities	(1,793,338)	4,102,891

Cash flows from financing activities- net of acquisitions:
Proceeds from indebtedness	10,088,870	2,000,000
Repayment of indebtedness	(10,433,367)	(272,103)
Change in restricted cash	-	1,978,527
Cash paid for shares and warrants	-	(482,417)
Related party advances (payments)	418,099	(75,000)
Net cash provided by financing activities	73,602	3,149,007

Effect of exchange rate changes on cash	(157,265)	137,588
Net increase (decrease) in cash	377,024	(3,420,468)

Cash at beginning of period	126,319	3,546,787
Cash at end of period	$503,343	$126,319

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$1,109,731	$1,635,360
Taxes	$38,993	$196,425

Issuance of stock upon conversion of indebtedness	$25,233,473	$-

Issued and outstanding common stock (10% of TOT Group's common stock)	$-	$609,000
Assumed debt	-	20,631,000
Total value of consideration for Unified Payments acquisition	$-	$21,240,000

Stock subscription in connection with acquisition of Aptito	$-	$718,750
Transfer of K1 note liability to T1T Lab, LLC in connection with divesture of OOO Music 1	$-	$2,000,000

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